SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 23, 2006

ADVANCED CELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 Bay Harbor Parkway, Alameda, California 94502

(Address of principal executive offices, including zip code)

(510) 748-4900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

Effective as of August 23, 2006, the Company entered into a Letter of Engagement with Trilogy Capital Partners, Inc. (“Trilogy”) relating to marketing and consulting services to be provided to the Company by Trilogy (the “Agreement”).  The Agreement has an initial term of six months which may be extended by the Company for an additional six months, and provides for the payment of fees to Trilogy in the amount of  $12,500 per month.

In connection with the Agreement, effective as of August 23, 2006, the Company issued to Trilogy 1,050,000 warrants to purchase shares of its common stock, of which 550,000 are immediately vested and exercisable and 500,000 will vest and become exercisable after six months, provided that the Agreement remains in effect at such time.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVANCED CELL TECHNOLOGY, INC.

Dated: August 29, 2006	By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Chief Executive Officer